Omnitracs to Acquire XRS Corporation

Agreement Exemplifies and Strengthens Omnitracs’ Commitment to Leading the Transportation and Logistics Technology Market

SAN DIEGO - Sept. 2, 2014 - Omnitracs, LLC, a leading provider of fleet management solutions to transportation and logistics companies, today announced that it has agreed to acquire XRS Corporation (NASDAQ: XRSC), a leader in mobile fleet optimization software. Subject to the terms and conditions of the definitive agreement, Omnitracs will pay $5.60 per share of XRS, which equates to $178 million in equity value.

XRS Corp. delivers software solutions that help trucking companies manage their fleets, comply with regulations, and reduce operating costs. XRS has led the trucking industry’s migration to mobile devices for collecting and analyzing compliance and management data.

Both Omnitracs and XRS have been pioneers in developing fleet management and compliance technology. The combined company will continue to provide products and services that help fleets stay safe and improve productivity.

“This agreement to purchase XRS represents another milestone in the renewed growth of Omnitracs and further demonstrates our continued commitment to retaining and advancing our position as the leading software provider within the transportation and logistics industry,” said John Graham, CEO of Omnitracs. “XRS has built a significant business focused on delivering transportation management solutions via mobile devices, and we believe this is a great addition to our suite of offerings. Whether building on the strength of our core technology or expanding our portfolio, we continually seek opportunities to drive innovation and deliver long-term value to our current and future customers.”

“The acquisition delivers an attractive premium for our shareholders, and for our employees and customers we are thrilled to become a key component of the broader Omnitracs portfolio,” said Jay Coughlan, chairman and CEO of XRS. “With complementary solutions designed to meet the varying needs of fleets across the transportation and logistics industry spectrum, our combined organizations can continue to innovate and deliver end-to-end solutions for our customers.”

In December 2013, Omnitracs acquired Roadnet Technologies, a leading provider of fleet management software solutions to private fleets. Other previous acquisitions include Sylectus and FleetRisk Advisors, which is now Omnitracs Analytics.

The merger agreement was unanimously approved by the board of directors of XRS. Omnitracs’ acquisition of XRS is subject to customary closing conditions, including approval of the merger by holders of shares representing a majority of the outstanding voting power of XRS and expiration or termination of the waiting period under the Hart-Scott-Rodino Act. XRS shareholders holding a majority of the outstanding voting power of XRS, including Trident Capital and Technology Crossover Ventures, have entered into voting agreements to vote their shares in favor of the merger unless the merger agreement shall have been terminated. Omnitracs expects to complete the acquisition in the fourth quarter of 2014.

Jefferies acted as financial advisor to Omnitracs. Kirkland & Ellis acted as legal counsel to Omnitracs. Committed financing for the transaction is being provided by Royal Bank of Canada, Credit Suisse, and Guggenheim. William Blair acted as financial advisor to XRS Corporation. Faegre Baker Daniels acted as legal counsel to XRS Corporation.

About Omnitracs, LLC
Omnitracs is the leading provider of fleet management solutions including software applications, information services, and hardware platforms for private and for-hire fleets. The company’s intuitive technologies, including solutions for safety and compliance, fuel efficiency, driver retention, fleet productivity, GPS fleet tracking, and fleet maintenance, enable its customers to solve common fleet problems and achieve their business objectives. Having pioneered the telematics industry more than 25 years ago as a business unit of Qualcomm, today, Omnitracs continues to serve more than 2,500 private and for-hire fleet customers and more than 270,000 vehicles throughout North American and Latin America. Omnitracs, LLC is part of the Vista Equity Partners portfolio of companies. For more information, please visit www.omnitracs.com.

About XRS Corporation
XRS Corporation delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS Corporation is leading the trucking industry’s migration to mobile devices for collecting and analyzing compliance and management data. Its mobile solutions have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS Corporation has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries. For more information, visit http://xrscorp.com/.

About Vista Equity Partners
Vista Equity Partners, a U.S.-based private equity firm with offices in Austin, Chicago and San Francisco, with approximately $13 billion in cumulative capital commitments, currently invests in dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

Media Contact:
Formula PR for Omnitracs
omnitracs@formulapr.com
619-234-0345

Amy Garner for XRS
Amy.garner@xrscorp.com
952-707-5784

Important Additional Information and Where to Find It

In connection with the proposed transaction, XRS intends to file a proxy statement with the Securities and Exchange Commission (the "SEC") and mail it to its shareholders. Shareholders of XRS are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about XRS, Omnitracs and its affiliates, the proposed transaction and related matters. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by XRS with the SEC, may also be obtained for free at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by XRS by directing a written request to XRS, Attention: Corporate Secretary, 965 Prairie Center Drive Eden Prairie, Minnesota.
This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of XRS. XRS, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of XRS in connection with the proposed merger. Information about those executive officers and directors of XRS and their ownership of XRS common stock is set forth in the XRS proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 10, 2014, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which was filed with the SEC on December 20, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from XRS by contacting XRS, Attention: Corporate Secretary, 965 Prairie Center Drive Eden Prairie, Minnesota. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that XRS intends to file with the SEC.

Forward-Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) XRS may be unable to obtain shareholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of XRS may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) XRS may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of XRS are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, XRS undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.